Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-65204) of the Onyx Acceptance Corporation of our report dated November 12, 2004, relating to the December 31, 2003 financial statements of the Onyx Acceptance Corporation 401(k) Savings Plan, which appears in this Form 11-K.

/s/ Haskell & White LLP

HASKELL & WHITE LLP
Irvine, California
December 1, 2004